Exhibit 99.1

ALLERGAN REPORTS FOURTH QUARTER 2008 OPERATING RESULTS

AND ANNOUNCES RESTRUCTURING

• Board of Directors Declares Fourth Quarter Dividend

(IRVINE, Calif., February 04, 2009) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended December 31, 2008. Allergan also announced that its Board of Directors has declared a fourth quarter dividend of $0.05 per share, payable on March 13, 2009 to stockholders of record on February 20, 2009.

Operating Results

For the quarter ended December 31, 2008:

•	Allergan reported $0.50 diluted earnings per share from continuing operations compared to $0.52 diluted earnings per share reported for the fourth quarter of 2007.

•

Allergan’s adjusted diluted earnings per share from continuing operations were $0.76 in the fourth quarter of 2008, compared to adjusted diluted earnings per share of $0.60 in the fourth quarter of 2007, a 26.7 percent year-over-year increase.

Product Sales

For the quarter ended December 31, 2008:

•

Allergan’s total product net sales were $1,041.0 million. Total product net sales decreased 3.2 percent as compared to total product net sales in the fourth quarter of 2007. On a constant currency basis, total product net sales increased 1.6 percent compared to total product net sales in the fourth quarter of 2007.

•

Total specialty pharmaceuticals net sales decreased 1.4 percent as compared to total specialty pharmaceuticals net sales in the fourth quarter of 2007. On a constant currency basis, total specialty pharmaceuticals net sales increased 3.3 percent compared to total specialty pharmaceuticals net sales in the fourth quarter of 2007.

•	Core medical devices net sales decreased 9.6 percent, or 4.8 percent at constant currency, compared to core medical devices net sales in the fourth quarter of 2007.

“Allergan continued to demonstrate an ability to apply discipline and execution in our core specialty businesses despite the challenging economic environment observed in the fourth quarter of 2008,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “Our goal is to continue to focus on enhancing

-more-

2-2-2

efficiencies and strengthening our position within our core specialty markets throughout 2009, as we look forward to the anticipated approvals and launches of new growth drivers from our rich R&D pipeline, including the recently approved LATISSE™ for enhanced eyelash prominence.”

Based on internal information and assumptions, full year 2008 therapeutic sales accounted for approximately 50% of total BOTOX® (botulinum toxin type A) sales and grew at a rate of approximately 8% compared to 2007. Full year 2008 cosmetic sales accounted for approximately 50% of total BOTOX® sales and grew at a rate of approximately 8% compared to 2007.

Restructuring

In order to concentrate Allergan’s resources during this recessionary period on customer-facing activities and on building the strength of its R&D pipeline, while continuing to deliver on its earnings goals, Allergan conducted a worldwide review of its operations to improve efficiency. Furthermore, Allergan will focus its spending on programs and businesses that produce the highest returns. Consequently, Allergan will lay off approximately 460 employees, or approximately 5 percent of its global headcount, primarily in the United States and Europe.

The majority of the employees affected by the restructuring are in two areas: (1) U.S. urology sales and marketing personnel as a result of the Company’s decision to focus on the urology specialty and to seek a partner to promote SANCTURA XR® to general practitioners, and (2) marketing personnel in the United States and Europe as Allergan adjusts its back-office structures to the reduced short-term sales outlook for some businesses. With the exception of the U.S. urology sales force and some low productivity sales territories in Europe, no other sales force positions are affected. Modest reductions are being made in other functions as Allergan re-engineers its processes and increases productivity.

Further, Allergan has reviewed its stock option-related cost structure. Allergan’s 2008 full-round employee stock option grant took place in February 2008 with a strike price of $64.47 versus a current stock price of approximately $40. While Allergan does not intend to institute a stock option exchange or repricing program, the Company’s Board of Directors has decided to accelerate the vesting and remove certain stock option expiration features for all employees holding the 2008 full-round employee stock options and to modify certain stock option expiration features for other stock options held by employees impacted by the restructuring. Allergan will incur a one-time charge in the first quarter of 2009 associated with these stock option grant modifications.

Allergan currently estimates that it will incur total non-recurring pre-tax charges of between $110 million and $117 million in connection with the restructuring, of which only $40 million to $45 million will be a cash charge. The remainder will be a non-cash accounting-related charge associated with the acceleration of previously unrecognized share-based compensation costs and any additional estimated costs associated with the

-more-

3-3-3

modification of stock option grants as discussed above and certain other non-cash accounting adjustments. These charges will be incurred beginning in the first quarter of 2009 and are expected to continue up through and including the fourth quarter of 2009. The realized expense savings from the restructuring are expected to exceed the cash charges in less than one year.

Product and Pipeline Update

During the fourth quarter of 2008:

•

On October 15, 2008, Allergan and Clinique, the #1 prestige cosmetics brand in the United States, announced the nationwide availability of CLINIQUE MEDICAL. This new skin care line is scientifically designed and clinically proven to complement select in-office cosmetic procedures and is available only through skin care physicians’ offices.

•

Allergan completed the initial analysis of data from its Phase III studies of POSURDEX® for macular edema associated with retinal vein occlusion (RVO). The data demonstrated that patients receiving either the 350 microgram or the 700 microgram dose of POSURDEX® had a statistically significant increase in vision based on a 3-line or better improvement in visual acuity compared to a sham treatment. In addition, both doses of POSURDEX® were well tolerated in the studies. Less than 7% of patients receiving 700 or 350 micrograms of POSURDEX® experienced an elevation of intraocular pressure (IOP) greater than 35 mm Hg at any time during the 6 month study, and at 6 months less than 1% of patients had an IOP above 25 mm Hg. In the fourth quarter, Allergan completed filing the last module of its new drug application (NDA) with the U.S. Food and Drug Administration (FDA) for the approval of POSURDEX® to treat macular edema associated with RVO. POSURDEX® is a novel formulation of dexamethasone in Allergan’s proprietary, sustained-release drug delivery system that can be used to locally administer medications to the retina. Brimonidine in this drug delivery system is also currently being investigated as a treatment for retinal disease in Phase II clinical trials.

•

Allergan invested in BAROnova, Inc.’s Series B financing to further advance the development of BAROnova’s new technology designed to meet an unmet need in obesity intervention. BAROnova’s non-surgical, non-pharmacologic TransPyloric Shuttle (TPS) weight-loss technology uses a revolutionary mechanical approach that helps the patient’s stomach to fill up more quickly and to stay full longer, triggering the body’s natural intake-reduction processes.

•

Allergan entered into an exclusive discovery and license agreement with Polyphor Ltd whereby Allergan obtained the rights to discover, develop and commercialize compounds for the treatment of eye diseases.

•

On October 29, 2008, Allergan announced that Allergan and Spectrum Pharmaceuticals, Inc. signed an exclusive collaboration for the development and commercialization of apaziquone, an antineoplastic agent currently being investigated for the treatment of non-muscle invasive bladder cancer.

•

On December 26, 2008, Allergan announced FDA approval of LATISSETM (bimatoprost ophthalmic solution) 0.03%, a novel treatment for eyelash hypotrichosis or inadequate eyelashes. LATISSETM is the first and only science-based treatment approved by the FDA to enhance eyelash prominence as measured by increases in length, thickness and darkness of eyelashes.

-more-

4-4-4

Following the end of the fourth quarter of 2008:

•	GlaxoSmithKline received approval of BOTOX® (botulinum toxin type A) for the treatment of glabellar lines in Japan. They plan to launch in the first quarter of 2009.

Outlook

For the full year of 2009, Allergan estimates:

•	Total product net sales between $4,100 million and $4,300 million.

•	Total specialty pharmaceuticals net sales between $3,395 million and $3,510 million.

•	Total medical devices net sales between $705 million and $790 million.

•	ALPHAGAN® Franchise product net sales between $350 million and $370 million.

•	LUMIGAN® Franchise product net sales between $410 million and $430 million.

•	RESTASIS® product net sales between $490 million and $510 million.

•	SANCTURA® Franchise product net sales at approximately $70 million.

•	BOTOX® product net sales between $1,150 million and $1,190 million.

•	LATISSE™ product net sales between $30 million and $50 million.

•	Breast aesthetics product net sales between $265 million and $290 million.

•	Obesity intervention product net sales between $255 million and $285 million.

•	Facial aesthetics product net sales between $185 million and $215 million.

•	Adjusted cost of sales to product net sales ratio between 17.0% and 17.5%.

•	Other revenue between $60 million and $70 million.

•	Adjusted selling, general and administrative expenses to product net sales ratio at approximately 39%.

•	Adjusted research and development expenses to product net sales ratio at approximately 17%.

•

Amortization of acquired intangible assets at approximately $20 million. This guidance excludes the amortization of acquired intangible assets associated with the Inamed, Cornéal, EndoArt and Esprit acquisitions.

•	Adjusted diluted earnings per share guidance between $2.69 and $2.75.

•	Diluted shares outstanding between approximately 304 million and 306 million.

•	Effective tax rate on adjusted earnings at approximately 29%.

For the first quarter of 2009, Allergan estimates:

•	Total product net sales between $960 million and $1,000 million.

•	Adjusted diluted earnings per share guidance between $0.50 and $0.52.

-more-

5-5-5

Historical adjusted diluted earnings per share and guidance amounts for adjusted diluted earnings per share, adjusted cost of sales, adjusted selling, general and administrative expenses, adjusted research and development expenses, and effective tax rate on adjusted earnings as well as net sales reported in constant currency are presented as non-GAAP financial measures. A reconciliation of those measures to the most directly comparable GAAP financial measure is included in the financial tables of this press release. The reconciliation for the guidance amounts in the financial tables includes historical non-GAAP adjustments and an estimate of the future effect from amortization of acquired intangible assets and non-cash interest expense associated with amortization of convertible debt discount.

Forward-Looking Statements

In this press release, the statements regarding product development, market potential, expected growth, anticipated product filings and approvals, the statements by Mr. Pyott as well as the outlook for the state of the economy, Allergan’s earnings per share, product net sales, revenue forecasts, future investment allocations, restructuring benefits or outcomes and any other future performance, among other statements above, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after a quarter’s end and year’s end. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

Any other statements in this press release that refer to Allergan’s expected, estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, as well as the general impact of the current economic crisis, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

-more-

6-6-6

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2007 Form 10-K and Allergan’s Form 10-Q for the quarter ended September 30, 2008. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

About Allergan, Inc.

Founded in 1950, Allergan, Inc., with headquarters in Irvine, California, is a multi-specialty health care company that discovers, develops and commercializes innovative pharmaceuticals, biologics and medical devices that enable people to live life to its greatest potential – to see more clearly, move more freely, express themselves more fully. The Company employs more than 8,500 people worldwide and operates state-of-the-art R&D facilities and world-class manufacturing plants. In addition to its discovery-to-development research organization, Allergan has global marketing and sales capabilities with a presence in more than 100 countries.

Allergan Contacts

Jim Hindman (714) 246-4636 (investors)

Joann Bradley (714) 246-4766 (investors)

Emil Schultz (714) 246-4474 (investors)

Caroline Van Hove (714) 246-5134 (media)

® and ™ Marks owned by Allergan, Inc.

Clinique is a registered trademark of Clinique Laboratories, LLC

-more-

7-7-7

ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Three months ended
In millions, except per share amounts	December 31, 2008				December 31, 2007
	GAAP	Non-GAAP Adjustments		Adjusted	GAAP	Non-GAAP Adjustments		Adjusted
Revenues
Product net sales	$1,041.0	$—		$1,041.0	$1,075.1	$—		$1,075.1
Other revenues	15.6	—		15.6	15.5	—		15.5

	1,056.6	—		1,056.6	1,090.6	—		1,090.6
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	186.8	(4.1	)(a)	182.7	179.8	(2.8	)(l)	177.0
Selling, general and administrative	426.5	(29.1	)(a)(b)(c)(d)(e)	397.4	465.0	(3.4	)(m)	461.6
Research and development	215.0	(48.5	)(f)(g)	166.5	189.7	—		189.7
Amortization of acquired intangible assets	40.9	(35.4	)(h)	5.5	35.2	(29.9	)(h)	5.3
Restructuring charges	3.7	(3.7	)(i)	—	2.5	(2.5	)(i)	—

Operating income	183.7	120.8		304.5	218.4	38.6		257.0

Non-operating income (expense)
Interest income	5.5	—		5.5	16.7	—		16.7
Interest expense	(15.9)	—		(15.9)	(17.9)	—		(17.9)
Unrealized gain on derivative instruments, net	10.4	(10.4	)(j)	—	0.9	(0.9	)(j)	—
Other, net	12.5	—		12.5	(9.3)	—		(9.3)

	12.5	(10.4)		2.1	(9.6)	(0.9)		(10.5)

Earnings from continuing operations before income taxes and minority interest	196.2	110.4		306.6	208.8	37.7		246.5
Provision for income taxes	45.2	31.2	(k)	76.4	47.5	13.8	(n)	61.3
Minority interest	0.4	—		0.4	0.1	—		0.1

Earnings from continuing operations	150.6	79.2		229.8	161.2	23.9		185.1

Discontinued operations:
Earnings from discontinued operations, net of applicable income tax of $0.0 million	—	—		—	0.1	(0.1	)(o)	—
Loss on sale of discontinued operations, net of applicable income tax benefit of $1.2 million	—	—		—	(1.0)	1.0	(p)	—

Discontinued operations	—	—		—	(0.9)	0.9		—

Net earnings	$150.6	$79.2		$229.8	$160.3	$24.8		$185.1

Basic earnings per share:
Continuing operations	$0.50			$0.76	$0.53			$0.61
Discontinued operations	—			—	(0.01)			—
Net basic earnings per share	$0.50			$0.76	$0.52			$0.61

Diluted earnings per share:
Continuing operations	$0.50			$0.76	$0.52			$0.60
Discontinued operations	—			—	—			—
Net diluted earnings per share	$0.50			$0.76	$0.52			$0.60

Weighted average number of common shares outstanding:
Basic	303.3			303.3	305.9			305.9
Diluted	304.2			304.2	310.0			310.0
Selected ratios as a percentage of product net sales
Cost of sales (excludes amortization of acquired intangible assets)	17.9%			17.6%	16.7%			16.5%
Selling, general and administrative	41.0%			38.2%	43.3%			42.9%
Research and development	20.7%			16.0%	17.6%			17.6%

-more-

8-8-8

(a)	Rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and asset impairments related to the phased closure of the Arklow, Ireland breast implant manufacturing facility consisting of cost of sales of $4.1 million and selling, general and administrative expenses of $0.1 million
(b)	Integration and transition costs of $0.2 million related to the acquisition of Cornéal
(c)	External costs of approximately $10.0 million associated with responding to the U.S. Department of Justice (DOJ) subpoena announced in a company press release on March 3, 2008
(d)	Settlement related to the termination of a distribution agreement in Korea of $13.2 million
(e)	Impairment of intangible asset of $5.6 million related to the phase out of a facial aesthetics product
(f)	Upfront payment of $41.5 million for a license and development agreement with Spectrum Pharmaceuticals, Inc. for technology that has not achieved regulatory approval
(g)	Upfront payment of $7.0 million for a license and development agreement with Polyphor AG for technology that has not achieved regulatory approval
(h)	Amortization of acquired intangible assets related to business combinations and asset acquisitions
(i)	Net restructuring charges
(j)	Unrealized gain on the mark-to-market adjustment to derivative instruments
(k)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $110.4 million	$(35.0)
Negative tax impact from non-deductible losses associated with the liquidation of corporate-owned life insurance contracts	3.8

$(31.2)

(l)	Esprit fair market value inventory rollout adjustment of $2.8 million
(m)	Integration and transition costs related to the acquisitions of Cornéal, Inamed, Esprit and EndoArt
(n)	Total tax effect for non-GAAP pre-tax adjustments
(o)	Earnings from discontinued operations associated with the July 2007 sale of the former Cornéal ophthalmic surgical device business
(p)	Loss on the sale of discontinued operations associated with the July 2007 sale of the former Cornéal ophthalmic surgical device business

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and twelve months ended December 31, 2008 and December 31, 2007 and with respect to anticipated results for the first quarter and full year of 2009. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

In this press release, Allergan reported the non-GAAP financial measures “adjusted earnings” and “adjusted basic and diluted earnings per share” as well as “adjusted cost of sales,” “adjusted selling, general and administrative expenses,” “adjusted research and development expenses” and “adjusted provision for income taxes.” Allergan uses adjusted earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Adjusted earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses adjusted earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses adjusted earnings for evaluating management performance for compensation purposes.

Despite the importance of adjusted earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, adjusted earnings has no standardized meaning defined by GAAP. Therefore, adjusted earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:

•

it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect gains or losses on the disposition of assets associated with restructuring and business exit activities;

•	it does not reflect the tax benefit or tax expense associated with the items indicated;

•	it does not reflect the impact on earnings of charges resulting from certain matters Allergan considers not to be indicative of its on-going operations; and

•	other companies in Allergan’s industry may calculate adjusted earnings differently than it does, which may limit its usefulness as a comparative measure.

Allergan compensates for these limitations by using adjusted earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to adjusted earnings, and to perform their own analysis, as appropriate.

-more-

9-9-9

Allergan also uses the financial measures adjusted cost of sales, adjusted selling, general and administrative expenses, adjusted research and development expenses and adjusted provision for income taxes, which are sub-components of adjusted earnings and adjusted basic and diluted earnings per share, for its full year 2009 guidance to provide a more complete understanding of the cost components affecting its business. Allergan includes these financial measures in the determination of adjusted earnings to evaluate its management’s performance for compensation purposes and to assist in comparing certain of its costs to its competitors’ costs. These adjusted cost measures do not take into account the non-core business items removed in its calculations of adjusted earnings and adjusted basic and diluted earnings per share and, therefore, are subject to the same limitations discussed above. Allergan strongly encourages investors to consider both cost of sales, selling, general and administrative expenses and research and development expenses determined under GAAP as compared to the adjusted amounts included in this press release.

In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.

-more-

10-10-10

ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Twelve months ended
In millions, except per share amounts	December 31, 2008				December 31, 2007
	GAAP	Non-GAAP Adjustments		Adjusted	GAAP	Non-GAAP Adjustments		Adjusted
Revenues
Product net sales	$4,339.7	$—		$4,339.7	$3,879.0	$—		$3,879.0
Other revenues	63.7	—		63.7	59.9	—		59.9

	4,403.4	—		4,403.4	3,938.9	—		3,938.9
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	761.2	(20.6	)(a)(b)(c)	740.6	673.2	(3.5	)(p)(q)	669.7
Selling, general and administrative	1,856.0	(47.2	)(b)(c)(d)(e)(f)(g)	1,808.8	1,680.1	(23.2	)(q)(r)	1,656.9
Research and development	797.9	(69.0	)(b)(h)(i)(j)(k)	728.9	718.1	(72.0	)(s)	646.1
Amortization of acquired intangible assets	150.9	(129.6	)(l)	21.3	121.3	(99.9	)(l)	21.4
Restructuring charges	41.3	(41.3	)(m)	—	26.8	(26.8	)(m)	—

Operating income	796.1	307.7		1,103.8	719.4	225.4		944.8

Non-operating income (expense)
Interest income	33.5	—		33.5	65.3	(0.4	)(t)	64.9
Interest expense	(60.6)	—		(60.6)	(71.4)	—		(71.4)
Unrealized gain (loss) on derivative instruments, net	14.8	(14.8	)(n)	—	(0.4)	0.4	(n)	—
Other, net	3.4	—		3.4	(25.2)	—		(25.2)

	(8.9)	(14.8)		(23.7)	(31.7)	—		(31.7)

Earnings from continuing operations before income taxes and minority interest	787.2	292.9		1,080.1	687.7	225.4		913.1
Provision for income taxes	207.0	85.0	(o)	292.0	186.2	53.5	(u)	239.7
Minority interest	1.6	—		1.6	0.5	—		0.5

Earnings from continuing operations	578.6	207.9		786.5	501.0	171.9		672.9
Discontinued Operations:
Loss from discontinued operations, net of applicable income tax benefit of $0.4 million	—	—		—	(0.7)	0.7	(v)	—
Loss on sale of discontinued operations, net of applicable income tax benefit of $0.3 million	—	—		—	(1.0)	1.0	(w)	—

Discontinued Operations	—	—		—	(1.7)	1.7		—

Net earnings	$578.6	$207.9		$786.5	$499.3	$173.6		$672.9

Basic earnings per share:
Continuing operations	$1.90			$2.59	$1.64			$2.21
Discontinued operations	—			—	—			—
Net basic earnings per share	$1.90			$2.59	$1.64			$2.21

Diluted earnings per share:
Continuing operations	$1.89			$2.57	$1.62			$2.18
Discontinued operations	—			—	—			—
Net diluted earnings per share	$1.89			$2.57	$1.62			$2.18

Weighted average number of common shares outstanding:
Basic	304.1			304.1	305.1			305.1
Diluted	306.4			306.4	308.7			308.7
Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	17.5%			17.1%	17.4%			17.3%
Selling, general and administrative	42.8%			41.7%	43.3%			42.7%
Research and development	18.4%			16.8%	18.5%			16.7%

-more-

11-11-11

(a)	Esprit fair market value inventory rollout adjustment of $11.7 million
(b)	Rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and asset impairments related to the phased closure of the Arklow, Ireland breast implant manufacturing facility, consisting of cost of sales of $8.8 million, selling, general and administrative expenses of $0.9 million and research and development expenses of $0.3 million
(c)	Integration and transition costs related to the acquisitions of Esprit and Cornéal, consisting of cost of sales of $0.1 million and selling, general and administrative expenses of $2.1 million
(d)	External costs of approximately $25.7 million associated with responding to DOJ subpoena and ACZONE transaction costs of $0.6 million
(e)	Settlement related to the termination of a distribution agreement in Korea of $13.2 million
(f)	Gain on sale of technology and fixed assets of $0.9 million related to the phased closure of the collagen manufacturing facility in Fremont, California
(g)	Impairment of intangible asset of $5.6 million related to the phase out of a facial aesthetics product
(h)	Upfront payment of $13.9 million for in-licensing of Canadian Sanctura product rights that have not achieved regulatory approval
(i)	Upfront payment of $6.3 million for in-licensing of Asterand technology that has not achieved regulatory approval
(j)	Upfront payment of $41.5 million for a license and development agreement with Spectrum Pharmaceuticals, Inc. for technology that has not achieved regulatory approval
(k)	Upfront payment of $7.0 million for a license and development agreement with Polyphor AG for technology that has not achieved regulatory approval
(l)	Amortization of acquired intangible assets related to business combinations and asset acquisitions
(m)	Net restructuring charges
(n)	Unrealized gain (loss) on the mark-to-market adjustment to derivative instruments
(o)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $292.9 million	$(86.4)
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	(2.4)
Negative tax impact from non-deductible losses associated with the liquidation of corporate-owned life insurance contracts	3.8

$(85.0)

(p)    Cornéal and Esprit fair market value inventory rollout adjustment of $0.5 million and $2.8 million, respectively

(q)    Integration and transition costs related to the acquisitions of Cornéal, Inamed, Esprit and EndoArt, consisting of cost of sales of $0.2 million and selling, general and administrative expenses of $14.5 million

(r)     Settlement of an unfavorable pre-existing Cornéal distribution contract for $2.3 million and legal settlement of a patent dispute assumed in the Inamed acquisition for $6.4 million

(s)    In-process research and development charge related to the acquisition of EndoArt

(t)     Interest income related to income tax settlements

(u)    Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $225.4 million	$(51.9)
Favorable recovery of previously paid state income taxes	(1.6)

$(53.5)

(v)	Loss from discontinued operations associated with the July 2007 sale of the former Cornéal ophthalmic surgical device business
(w)	Loss on the sale of discontinued operations associated with the July 2007 sale of the former Cornéal ophthalmic surgical device business

-more-

12-12-12

ALLERGAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

in millions	December 31, 2008	December 31, 2007
Assets

Cash and equivalents	$1,110.4	$1,157.9
Trade receivables, net	538.4	463.1
Inventories	262.5	224.7
Other current assets	359.3	278.5

Total current assets	2,270.6	2,124.2

Property, plant and equipment, net	774.1	686.4
Intangible assets, net	1,491.9	1,436.7
Goodwill	1,981.8	2,082.1
Other noncurrent assets	272.9	249.9

Total assets	$6,791.3	$6,579.3

Liabilities and stockholders’ equity

Notes payable	$4.4	$39.7
Accounts payable	173.9	208.7
Accrued expenses and income taxes	518.7	467.3

Total current liabilities	697.0	715.7

Long-term debt	1,635.3	1,590.2
Other liabilities	448.7	534.8
Stockholders’ equity	4,010.3	3,738.6

Total liabilities and stockholders’ equity	$6,791.3	$6,579.3

DSO	47	39
DOH	128	114

Cash and equivalents	$1,110.4	$1,157.9
Total notes payable and long-term debt	(1,639.7)	(1,629.9)

Cash, net of debt	$(529.3)	$(472.0)

Debt-to-capital percentage	29.0%	30.4%

-more-

13-13-13

ALLERGAN, INC.

Reconciliation of Diluted Earnings Per Share

(Unaudited)

In millions, except per share amounts	Three months ended
	December 31, 2008		December 31, 2007
Earnings from continuing operations	$150.6		$161.2

Non-GAAP pre-tax adjustments:
Net restructuring charges	3.7		2.5
Amortization of acquired intangible assets	35.4		29.9
Cornéal integration and transition costs	0.2		1.6
EndoArt integration and transition costs	—		0.1
Esprit integration and transition costs	—		0.8
Inamed integration and transition costs	—		0.9
Esprit fair market value inventory adjustment rollout	—		2.8
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and asset impairments	4.2		—
Upfront payment for a license and development agreement with Polyphor AG for technology that has not achieved regulatory approval	7.0		—
Upfront payment for a license and development agreement with Spectrum Pharmaceuticals, Inc. for technology that has not achieved regulatory approval	41.5		—
Impairment of an intangible asset related to the phase out of a facial aesthetics product	5.6		—
Termination of a distribution agreement in Korea	13.2		—
External costs associated with responding to DOJ subpoena	10.0		—
Unrealized gain on derivative instruments	(10.4)		(0.9)

	261.0		198.9

Tax effect for above items	(35.0)		(13.8)
Negative tax impact from non-deductible losses associated with the liquidation of corporate-owned life insurance contracts	3.8		—

Adjusted earnings from continuing operations	$229.8		$185.1

Weighted average number of shares issued	303.3		305.9

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	0.9		3.7
Dilutive effect of assumed conversion of convertible notes outstanding	—		0.4

	304.2		310.0

Diluted earnings per share from continuing operations, as reported	$0.50		$0.52

Non-GAAP earnings per share adjustments:
Net restructuring charges	0.02		0.01
Amortization of acquired intangible assets	0.07		0.06
Cornéal integration and transition costs	—		—
Esprit integration and transition costs	—		—
Inamed integration and transition costs	—		—
Esprit fair market value inventory adjustment rollout	—		0.01
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and asset impairments	0.01		—
Upfront payment for a license and development agreement with Polyphor AG for technology that has not achieved regulatory approval	0.02		—
Upfront payment for a license and development agreement with Spectrum Pharmaceuticals, Inc. for technology that has not achieved regulatory approval	0.08		—
Impairment of an intangible asset related to the phase out of a facial aesthetics product	0.01		—
Termination of a distribution agreement in Korea	0.04		—
External costs associated with responding to DOJ subpoena	0.02		—
Unrealized gain on derivative instruments	(0.02)		—
Negative tax impact from non-deductible losses associated with the liquidation of corporate-owned life insurance contracts	0.01		—

Adjusted diluted earnings per share from continuing operations	$0.76		$0.60

Year over year change		26.7%

-more-

14-14-14

ALLERGAN, INC.

Reconciliation of Diluted Earnings Per Share

(Unaudited)

In millions, except per share amounts	Twelve months ended
	December 31, 2008	December 31, 2007
Earnings from continuing operations	$578.6	$501.0

Non-GAAP pre-tax adjustments:
Net restructuring charges	41.3	26.8
In-process research and development charge related to EndoArt	—	72.0
Amortization of acquired intangible assets	129.6	99.9
Settlement of an unfavorable Cornéal distribution contract	—	2.3
Cornéal integration and transition costs	1.5	8.5
EndoArt integration and transition costs	—	0.1
Esprit integration and transition costs	0.7	0.8
Inamed integration and transition costs	—	5.3
Cornéal fair market value inventory adjustment rollout	—	0.5
Esprit fair market value inventory adjustment rollout	11.7	2.8
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and asset impairments	10.0	—
Upfront payment for in-licensing of Canadian Sanctura product rights that have not achieved regulatory approval	13.9	—
Upfront payment for in-licensing of Asterand technology that has not achieved regulatory approval	6.3	—
Upfront payment for a license and development agreement with Polyphor AG for technology that has not achieved regulatory approval	7.0	—
Upfront payment for a license and development agreement with Spectrum Pharmaceuticals, Inc. for technology that has not achieved regulatory approval	41.5	—
Impairment of an intangible asset related to the phase out of a facial aesthetics product	5.6	—
Termination of a distribution agreement in Korea	13.2	—
External costs associated with responding to DOJ subpoena	25.7	—
ACZONE transaction costs	0.6	—
Legal settlement of patent dispute	—	6.4
Interest related to previously paid state income taxes and resolution of uncertain tax positions	—	(0.4)
Gain on sale of technology and fixed assets related to the phased closure of the collagen manufacturing facility in Fremont, California	(0.9)	—
Unrealized (gain) loss on derivative instruments	(14.8)	0.4

	871.5	726.4
Tax effect for above items	(86.4)	(51.9)
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	(2.4)	—
Negative tax impact from non-deductible losses associated with the liquidation of corporate-owned life insurance contracts	3.8	—
State income tax recovery	—	(1.6)

Adjusted earnings from continuing operations	$786.5	$672.9

Weighted average number of shares issued	304.1	305.1

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	2.3	3.5
Dilutive effect of assumed conversion of convertible notes outstanding	—	0.1

	306.4	308.7

-more-

15-15-15

Diluted earnings per share from continuing operations, as reported	$1.89		$1.62

Non-GAAP earnings per share adjustments:
Net restructuring charges	0.13		0.06
In-process research and development charge related to EndoArt	—		0.23
Amortization of acquired intangible assets	0.27		0.21
Settlement of an unfavorable Cornéal distribution contract	—		0.01
Cornéal integration and transition costs	—		0.02
Esprit integration and transition costs	—		—
Inamed integration and transition costs	—		0.01
Esprit fair market value inventory adjustment rollout	0.03		0.01
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and asset impairments	0.03		—
Upfront payment for in-licensing of Canadian Sanctura product rights that have not achieved regulatory approval	0.03		—
Upfront payment for in-licensing of Asterand technology that has not achieved regulatory approval	0.02		—
Upfront payment for a license and development agreement with Polyphor AG for technology that has not achieved regulatory approval	0.02		—
Upfront payment for a license and development agreement with Spectrum Pharmaceuticals, Inc. for technology that has not achieved regulatory approval	0.08		—
Impairment of an intangible asset related to the phase out of a facial aesthetics product	0.01		—
Termination of a distribution agreement in Korea	0.04		—
External costs associated with responding to DOJ subpoena	0.05		—
ACZONE transaction costs	—		—
Legal settlement of patent dispute	—		0.01
Interest related to previously paid state income taxes and resolution of uncertain tax positions	—		—
Gain on sale of technology and fixed assets related to the phased closure of the collagen manufacturing facility in Fremont, California	—		—
Unrealized (gain) loss on derivative instruments	(0.03)		—
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	(0.01)		—
Negative tax impact from non-deductible losses associated with the liquidation of corporate-owned life insurance contracts	0.01		—

Adjusted diluted earnings per share from continuing operations	$2.57		$2.18

Year over year change		17.9%

-more-

16-16-16

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Three months ended		$ change in net sales			Percent change in net sales
	December 31,	December 31,
in millions	2008	2007	Total	Performance	Currency	Total	Performance	Currency
Eye Care Pharmaceuticals	$466.9	$484.4	$(17.5)	$5.8	$(23.3)	(3.6)%	1.2%	(4.8)%
Botox/Neuromodulator	329.2	339.8	(10.6)	6.6	(17.2)	(3.1)%	1.9%	(5.0)%
Skin Care	32.7	28.0	4.7	4.7	—	16.8%	16.8%	—
Urologics	17.0	6.0	11.0	11.0	—	183.3%	183.3%	—

Total Specialty Pharmaceuticals	845.8	858.2	(12.4)	28.1	(40.5)	(1.4)%	3.3%	(4.7)%
Breast Aesthetics	70.9	80.6	(9.7)	(6.4)	(3.3)	(12.0)%	(7.9)%	(4.1)%
Obesity Intervention	68.5	74.2	(5.7)	(2.3)	(3.4)	(7.7)%	(3.1)%	(4.6)%
Facial Aesthetics	55.8	61.2	(5.4)	(1.6)	(3.8)	(8.8)%	(2.6)%	(6.2)%

Core Medical Devices	195.2	216.0	(20.8)	(10.3)	(10.5)	(9.6)%	(4.8)%	(4.8)%
Other	—	0.9	(0.9)	(0.9)	—	(100.0)%	(100.0)%	—

Total Medical Devices	195.2	216.9	(21.7)	(11.2)	(10.5)	(10.0)%	(5.2)%	(4.8)%
Product net sales	$1,041.0	$1,075.1	$(34.1)	$16.9	$(51.0)	(3.2)%	1.6%	(4.8)%

Alphagan P, Alphagan, and Combigan	$90.7	$96.7	$(6.0)	$(1.6)	$(4.4)	(6.1)%	(1.6)%	(4.5)%
Lumigan Franchise	98.4	107.8	(9.4)	(2.7)	(6.7)	(8.7)%	(2.5)%	(6.2)%
Other Glaucoma	2.9	3.8	(0.9)	(0.6)	(0.3)	(24.4)%	(14.8)%	(9.6)%
Restasis	116.7	100.6	16.1	16.3	(0.2)	16.1%	16.3%	(0.2)%
Sanctura Franchise	17.0	4.9	12.1	12.1	—	248.7%	248.7%	—

Domestic	67.3%	65.7%
International	32.7%	34.3%

	Twelve months ended		$ change in net sales			Percent change in net sales
	December 31,	December 31,
in millions	2008	2007	Total	Performance	Currency	Total	Performance	Currency
Eye Care Pharmaceuticals	$2,009.1	$1,776.5	$232.6	$205.8	$26.8	13.1%	11.6%	1.5%
Botox/Neuromodulator	1,310.9	1,211.8	99.1	87.1	12.0	8.2%	7.2%	1.0%
Skin Care	113.7	110.7	3.0	3.0	—	2.7%	2.7%	—
Urologics	68.6	6.0	62.6	62.6	—	1,043.3%	1,043.3%	—

Total Specialty Pharmaceuticals	3,502.3	3,105.0	397.3	358.5	38.8	12.8%	11.5%	1.3%
Breast Aesthetics	310.0	298.4	11.6	6.2	5.4	3.9%	2.1%	1.8%
Obesity Intervention	296.0	270.1	25.9	24.4	1.5	9.6%	9.0%	0.6%
Facial Aesthetics	231.4	202.8	28.6	24.8	3.8	14.1%	12.2%	1.9%

Core Medical Devices	837.4	771.3	66.1	55.4	10.7	8.6%	7.2%	1.4%
Other	—	2.7	(2.7)	(2.7)	—	(100.0)%	(100.0)%	—

Total Medical Devices	837.4	774.0	63.4	52.7	10.7	8.2%	6.8%	1.4%
Product net sales	$4,339.7	$3,879.0	$460.7	$411.2	$49.5	11.9%	10.6%	1.3%

Alphagan P, Alphagan, and Combigan	$398.1	$341.4	$56.7	$50.1	$6.6	16.6%	14.7%	1.9%
Lumigan Franchise	426.2	391.7	34.5	27.3	7.2	8.8%	7.0%	1.8%
Other Glaucoma	14.8	15.3	(0.5)	(1.1)	0.6	(3.3)%	(7.4)%	4.1%
Restasis	444.0	344.5	99.5	99.5	—	28.9%	28.9%	—
Sanctura Franchise	68.2	4.9	63.3	63.3	—	1,291.8%	1,291.8%	—

Domestic	64.6%	65.7%
International	35.4%	34.3%

-more-

17-17-17

ALLERGAN, INC.

Reconciliation of GAAP Diluted Earnings Per Share Guidance

To Adjusted Diluted Earnings Per Share Guidance

(Unaudited)

	First Quarter, 2009
	Low	High
GAAP diluted earnings per share from continuing operations guidance (a)	$0.42	$0.44

Amortization of acquired intangible assets	0.07	0.07

Non-cash interest expense associated with amortization of convertible debt discount in accordance with FSP APB 14-1	0.01	0.01

Adjusted diluted earnings per share guidance	$0.50	$0.52

	Full Year 2009
	Low	High
GAAP diluted earnings per share from continuing operations guidance (a)	$2.37	$2.43

Amortization of acquired intangible assets	0.27	0.27

Non-cash interest expense associated with amortization of convertible debt discount in accordance with FSP APB 14-1	0.05	0.05

Adjusted diluted earnings per share guidance	$2.69	$2.75

(a)	GAAP diluted earnings per share guidance excludes any potential impact of future unrealized gains or losses on derivative instruments, restructuring charges (including, without limitation, the impact of the phased closure of the Arklow, Ireland facility and the announced 2009 restructuring plan) and external costs associated with responding to the DOJ subpoena that may occur but that are not currently known or determinable.

###